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                                                                  EXHIBIT 5.1





                     [PIPER & MARBURY L.L.P. LETTERHEAD]



                               October 9, 1996

Trusted Information Systems, Inc.
3060 Washington Road
Glenwood, MD 21738

Gentlemen:

        We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on form S-1, file No. 333-5419 (the "Registration Statement"), relating to 500,000 shares of Common Stock, (including 75,000 shares to cover over-allotments, if any) $0.01 par value per share, of Trusted Information Systems, Inc., a Delaware corporation (the "Company"), to be offered to the public.

        We have examined the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

        In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized for issuance and, after payment therefor in advance with the terms and provisions of the Underwriting Agreement among the Company, J.P. Morgan Securities, Inc., Donaldson, Lufkin & Jenrette and Furman Selz, and issuance of the certificates therefor by the Company, will be duly and validly issued, fully paid and nonassessable.


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                                                                PIPER & MARBURY
                                                                      L.L.P.

Trusted Information Systems, Inc.
October 9, 1996
Page 2



        We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Piper & Marbury L.L.P.